UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☐	Soliciting Material Pursuant to §240. 14a-12
Ensco plc

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***Exercise Your Right to Vote***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on 20 May 2013.
VOTE DEADLINE - 11:59 p.m. Eastern Time on 19 May 2013 (or 15 May 2013 for employees and directors holding shares in our benefit plans).

ENSCO PLC
Meeting Information
Meeting Type: Annual General Meeting
For record holders as of: 28 March 2013
Date: 20 May 2013  Time: 8:00 a.m. London
Location: Ensco plc
                  6 Chesterfield Gardens
                  3rd Floor
                  London, WIJ 5BQ United Kingdom

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

ATTN: INVESTOR RELATIONS 5847 SAN FELIPE SUITE 3300 HOUSTON, TX 77057
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NOTICE, PROXY STATEMENT, ANNUAL REPORT AND UNITED KINGDOM STATUTORY ACCOUNTS

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Voting Items

The Board of Directors recommends you vote FOR all proposals.

1.	To re-elect Francis S. Kalman as a director of Ensco plc.
2.	To elect Roxanne J. Decyk as a director of Ensco plc.
3.	To elect Mary Francis CBE as a director of Ensco plc.
4.	To ratify the Audit Committee's appointment of KPMG LLP as our U.S. independent registered public accounting firm for the year ended 31 December 2013.	10.
To adopt the Articles of Association (produced at the meeting and initialed by the Chairman for the purpose of identification) as the Articles of Association of the Company, in substitution for and to the exclusion of the existing Articles of Association, with effect from the conclusion of this Meeting, which would declassify our Board and effectuate certain other non-substantive changes relating to the conversion of our American Depositary Shares to Class A ordinary shares.

5.
To re-appoint KPMG Audit Plc as our U.K. statutory auditors under the U.K. Companies Act 2006 (to hold office from the conclusion of the Meeting until the conclusion of the next annual general meeting at which accounts are laid before the Company).

6.	To authorize the Audit Committee to determine our U.K. statutory auditors' remuneration.	11.
To (i) approve the terms of the proposed purchase agreement or agreements (produced at the meeting and initialed by the Chairman for the purpose of identification) providing for the purchase by the Company of Class A ordinary shares with a par value of US$0.10 each in the capital of the Company for up to a maximum of US$2 billion in aggregate from one or more financial intermediaries (each acting as principal) who are not shareholders of the Company holding shares to which this resolution relates (or to the extent that they are, the voting rights attaching to any shares held by them will not count towards this resolution) and (ii) authorise the Company to make off-market purchases of Class A ordinary shares pursuant to such agreement or agreements. The authority conferred by this resolution 11 will, unless varied, revoked or renewed by the shareholders prior to such time, expire five years after the date of the passing of this resolution.

7.	A non-binding advisory vote to approve the compensation of our named executive officers.
8.	A non-binding vote to approve the Directors' Remuneration Report for the year ended 31 December 2012.
9.	A non-binding advisory vote to approve the reports of the auditors and the directors and the U.K. statutory accounts for the year ended 31 December 2012.